The Alkaline Water Company Reports Record Revenue of $60.6 Million for Full-Year Fiscal 2022

Record Revenue of $60.6 Million Represents Year-over-Year Growth of 32%.

The Company Issues Guidance of $70 Million for Fiscal Year 2023

Management Highlights Plan for Pathway to Profitability

(All amounts are unaudited and in U.S. dollars)

SCOTTSDALE, Arizona, (07/14/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today reported financial results for full fiscal year ending March 31, 2022. The Company reported revenue of $60.6 Million, the highest yearly revenue in company history, representing year-over-year growth of 32%. The Company filed the corresponding form 10-K with the SEC on July 14, 2022, also available here: ir.thealkalinewaterco.com

Full-Year Fiscal 2022 Financial Performance (all amounts in U.S. dollars)(unaudited):

  Record revenue of $60.6 Million, a year-over-year ("YoY") increase of 32%
  32% YoY growth is highest percentage fiscal-year growth since FY2019
  Gross Profit of $15.2 Million
  Cost of Goods Sold equaled $45.4 Million
  Net loss of $39.4 Million
  EPS of ($0.40)

Record Fiscal Year 2022 Revenue and Fiscal Year 2023 Guidance:

"Topline revenue for fiscal year 2022 was the best ever for The Alkaline Water Company," said Frank Lazaran, President and CEO of The Alkaline Water Company. "Our record revenue of $60.6 million represents a 32% growth over last year and is the strongest year-over-year growth we've seen since 2019.

"Alkaline88 is a stronger brand than it has ever been. We remain confident in The Alkaline Water Company's ability to continue to grow double digits year-over-year in fiscal year 2023 and are issuing revenue guidance of $70 Million for fiscal year 2023."

"We expect our topline to be driven by the momentum we're carrying forward as one of the fastest-growing top-ten brands in one of the fastest growing beverage categories. We believe that we will continue to see continued organic growth within our existing retail clients and distribution expansion to new clients throughout the country. Our confidence is bolstered by the fact that early results from the first quarter of fiscal year 2023 indicate another record quarter to report in August 2022."

A Pathway to Profitability:

In the first 40 days of Mr. Lazaran serving as the Company's CEO, management has begun to conduct a thorough review of the expense structure of the company. The Company has identified various changes that have the potential to improve profitability by an estimated $4.5-$5 million in annual expense reductions and margin enhancements, once they are fully implemented. The Company has already instituted changes that will result in over $2 million in estimated savings over the next year. Management will give an update on further progress in the Company's first quarter fiscal 2023 call in August 2022.

"In addition to continuing to grow topline sales in Fiscal 2023, the Company will be laser focused on providing a pathway to profitability," continued Mr. Lazaran. "This will be driven by cost structure optimization, margin enhancement, and a much greater disciplined capital management approach."

Some ways in which the Company will create cost-savings benefits include:

  Adding strategic copacking partners to decrease freight costs and provide production capacity for growing sales needs. This includes a recent new addition in the Midwest and a northern California plant coming online in the next two months.
  Increasing production capabilities and efficiencies within copackers and raw materials providers, by using state-of-the-art equipment and streamlining the production process where possible, to increase margins on finished products
  Eliminating redundancies and decrease inefficiencies in third-part services and partnerships
  Evaluating the overall structure and productivity of the Company itself to ensure it is operating as efficiently as possible
  Initiating a more disciplined capital management approach

"These initiatives will not negatively impact topline sales. We will continue to drive revenue, while simultaneously improving the bottom line and increasing shareholder value," stated Mr. Lazaran.

Fourth Quarter Fiscal Year 2022 Key Business and Operational Highlights

  Alkaline88 expanded into thousands of new stores throughout the country.
    These stores included approximately 400 Stop & Shop stores in the Northeast, 200 Meijer Express in the Midwest, and over 600 stores in the Grand Canyon Division of one of the nation's leading C-Store chains, among others.
  Alkaline88 is a Category Leading Brand in Dollar and Unit Volume Growth.*

  For fiscal year 2022 and continuing into the new fiscal year, Alkaline88 had the second-best year-over-year growth rate in both dollar and unit volume amongst the top-ten value added water.
  Alkaline88 outpaced the category growth rate by nearly double in dollar volume and more than eight times in unit volume.
  Alkaline88 was one of only 3 top-ten brands to gain market share.

*According to xAOC Nielsen data for the 52-weeks ending 5/21/22.

  Alkaline88 announced the operation of a new co-packer in Phoenix, AZ.
    AZ Custom Bottled Water LLC began producing Alkaline88 products to meet demand in the Southwest region and beyond.
  Alkaline88 initiated two new DSD partnerships in the Pacific Northwest and Alaska.
    Columbia Distributing and Bill's Distributing will support Alkaline88's expansion by improving distribution and brand presence throughout their covered regions.

"Our company's steady growth is a result of the consistent addition of new clients, the expansion of SKUs within existing clients, and organic growth driven by Alkaline88 drinkers," continued Mr. Lazaran. "Alkaline88 finished the fiscal year strongly, with wins in all three categories. These three factors have driven regular double-digit year-over-year sales growth for Alkaline88 and give us continued confidence going forward in our company's topline growth in fiscal 2023.

"We believe that Alkaline88 is well positioned to continue to be a consistent leader in unit and dollar growth and brand expansion compared to other top-ten peers, even as we refocus on becoming a profitable brand. As we continue to strengthen our production and distribution networks and optimize our corporate structure, Alkaline88 will grow much more efficiently. These Company-wide improvements will bolster the strength of the brand, improve the bottom line, and enhance shareholder value."

Cash Flow and Operational Runway:

Since March 31, 2022 the company has raised additional capital through the exercise of multiple sets of warrants from long-term investors. Additionally, the Company recently extended its revolving credit facility and increased its limit from $7 million to $10 million.

"The Company's ability to operate as a going concern is dependent on obtaining adequate capital to fund operating losses until the Company becomes profitable," said David Guarino, Company CFO.  "The Company has initiated a cost-reduction strategy to proactively reduce our monthly burn rate. While we are not prepared to give exact numbers or a timeline yet, we anticipate our burn rate to trend downward and, eventually, settle between 25 and 50% less than it is right now. We'll share more about this progress on our first quarter call."

"With that plan, our cash on hand, plus anticipated warrant exercises and debt settlements, our line of credit, and the sales agreement with Roth Capital Partners, LLC, we plan to fund our current planned operations and capital needs. However, if our current plans change or are accelerated or we choose to increase our production capacity, we may seek to sell additional equity or debt securities or obtain additional credit facilities, including seeking investments from strategic investors."

Fiscal 2022 Complete Financial Results

Complete results for the Company's fiscal 2022 year have been filed on SEDAR under the Company's profile on www.sedar.com and on EDGAR at www.sec.gov.

Full Year Fiscal 2022 Conference Call

The Company will hold a conference call Friday, July 15th, at 8:45 AM Eastern Time.

Conference Call Details:
Date: July 15, 2022
Time: 8:45 AM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13731538

Participating on the call will be the Company's President and CEO, Frank Lazaran, and Chief Financial Officer, David Guarino, who will discuss operational and financial highlights for fiscal year 2022 and outlook for fiscal year 2023. They will be joined for the question-and-answer portion of the call by the Company's Chief Marketing Officer, Tom Hutchison, and Frank Chessman, Executive Director of Sales and Operations.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on July 15, 2022, at approximately 12:45 PM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers and use Access ID: 13731538

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company remains confident in the Company's ability to continue to grow double digits year-over-year in fiscal year 2023; the statements relating to the Company's revenue guidance of $70 million for fiscal year 2023; the Company's expectation that the Company's topline to be driven by the momentum the Company is carrying forward as one of the fastest-growing top-ten brands in one of the fastest growing beverage categories; the Company's belief that the Company will continue to see continued organic growth within the Company's existing retail clients and distribution expansion to new clients throughout the country; the statement relating to another record quarter to report in August 2022; the statements relating to the Company's plan for pathway to profitability; the statements relating to various changes that have the potential to improve profitability by an estimated $4.5-$5 million in the Company's annual expense reduction and margin enhancements, once they are fully implemented; that the Company has already instituted changes that will result in over 2 million dollars in estimated savings over the next year;  that in addition to continuing to grow topline sales in Fiscal 2023, the Company will be laser focused on providing a pathway to profitability and this will be driven by cost structure optimization, margin enhancement, and a much greater disciplined capital management approach; the statements relating to some ways in which the Company will create cost-saving benefits, including (i) adding strategic copacking partners to decrease freight costs and provide production capacity for growing sales needs, which includes a recent new addition in the Midwest and a northern California plant coming online in the next two months; (ii) increasing production capabilities and efficiencies within copackers and raw materials providers, by using state-of-the-art equipment and streamlining the production process where possible, to increase margins on finished products; (iii) eliminating redundancies and inefficiencies in third-party services and partnerships; (iv) evaluating the overall structure and productivity of the Company itself to ensure it is operating as efficiently as possible; and (v) initiating a more disciplined capital management approach; that the Company's cost-saving initiatives will not negatively impact topline sales and the Company will continue to drive revenue, while simultaneously improving the bottom line and increasing shareholder value; that Columbia Distributing and Bill's Distributing will support Alkaline88's expansion by improving distribution and brand presence throughout their covered regions; that the consistent addition of new clients, the expansion of SKUs within existing clients, and organic growth driven by Alkaline88 drinkers give the Company continued confidence going forward in the Company's topline growth in fiscal 2023; the Company's belief that Alkaline88 is well positioned to continue to be a consistent leader in unit and dollar growth and brand expansion compared to other top-ten peers, even as the Company refocuses on becoming a profitable brand; that as the Company continues to strengthen its production and distribution networks and optimize its corporate structure, Alkaline88 will grow much more efficiently and these Company-wide improvements will bolster the strength of the brand, improve the bottom line, and enhance shareholder value; that the Company's ability to operate as a going concern is dependent on obtaining adequate capital to fund operating losses until the Company becomes profitable; the statement relating to the cost-reduction strategy to proactively reduce the Company's monthly burn rate; that the Company anticipates its burn rate to trend downward and, eventually, settle between 25 and 50% less than it is right now; that with the plan for the cost-reduction strategy, the Company's cash on hand, plus anticipated warrant exercises and debt settlements, the Company's line of credit, and the sales agreement with Roth Capital Partners, LLC, the Company plans to fund its current planned operations and capital needs; and that if the Company's current plans change or are accelerated or the Company chooses to increase its production capacity, the Company may seek to sell additional equity or debt securities or obtain additional credit facilities, including seeking investments from strategic investors.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving measures will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to trend downward and, eventually, settle between 25 and 50% less than it is right now as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. In addition, the Company's fiscal year 2023 revenue guidance is based on the Company's expectation that the Company's topline to be driven by the momentum the Company is carrying forward as one of the fastest-growing top-ten brands in one of the fastest growing beverage categories; the Company's belief that the Company will continue to see continued organic growth within the Company's existing retail clients and distribution expansion to new clients throughout the country; and the assumption that the Company will have another record quarter for the first quarter of fiscal year 2023. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com